Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Anname de Villiers, Hoe Shin Goy as the undersigned’s true and lawful attorneys-in-fact to:

(1)	obtain and maintain credentials, including any Form ID or amended Form ID, to enable theundersigned, directly or indirectly including through a delegated entity, account administrator orother designated filing agent, to submit and file information and documents via the SEC’s ElectronicData Gathering and Retrieval (“EDGAR”) system or successor EDGAR Next, including identificationcodes, verification codes, passwords and password management codes, and any related annualcertifications or confirmations, and to act as the undersigned’s agent for such purposes;

(2)	execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting personpursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),and the rules thereunder of Karooooo Ltd. (the “Company”), Forms 3, 4 and 5, including anyamendments thereto, in accordance with Section 16(a) of the Exchange Act;

(3)	do and perform any and all acts, directly or indirectly including through a delegated entity, accountadministrator or other designated filing agent, for and on behalf of the undersigned which may benecessary or desirable to complete and execute any such Form 3, 4 or 5, complete and executeany amendment or amendments thereto, and timely file such form with the United States Securitiesand Exchange Commission (the “SEC”) and any applicable stock exchange or similar authority;

(4)	prepare, execute and file, or cause to be prepared, executed and filed, on behalf of theundersigned one or more Forms 144, or any amendments thereto, relating to any sales orders(including in connection with the exercise of options to purchase the Company’s common stock(“common stock”), orally or electronically, to sell shares of common stock to the public from time totime in accordance with Rule 144 under the Securities Act of 1933, as amended;

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinionof any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by,the undersigned, it being understood that the documents executed by any of such attorneys-in-facton behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shallcontain such terms and conditions as any of such attorneys-in-fact may approve in the discretion ofany of such attorneys-in-fact; and

(6)	act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing,removing and replacing account administrators, account users, technical administrators anddelegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, includingmodification of access codes; (iii) maintaining, modifying and certifying the accuracy of informationon the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact withrespect to the undersigned’s EDGAR account; and (v) performing any other actions contemplatedby Rule 10 of Regulation S-T with respect to account administrators.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes or delegee or delegees of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned ceases to be affiliated with the Company and is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes all other powers of attorney previously executed by the undersigned in respect of the subject matter described herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 1, 2026.

Name:	Juan Marais
Signature:	/s/ Juan Marais